Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS FIRST QUARTER 2020 RESULTS

HOUSTON, TX., May 14, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced its financial results for the first quarter of 2020.

1Q20 PERFORMANCE HIGHLIGHTS

■	Total direct collections +12% year-over-year (y/y)

■	Total net income attributable to Vertex Energy of $2.8 million (+$7.7 million y/y)

■	Total adjusted EBITDA of $1.6 million (+$2.3 million y/y)

■	Total free cash flow of $1.2 million

■	Total cash and available liquidity of $20 million as of March 31, 2020

■	Total term debt outstanding of $6.1 million as of March 31, 2020

COVID-19 BUSINESS RESPONSE

■	Shelter-in-place orders reduced travel, resulting in lower supplies of used motor oil in April 2020

■	Company began planned, extended turnaround at Marrero facility beginning on May 10, 2020

■	Expect to realize approximately $1.8 million in cost reductions during the remainder of 2020

■	Received $4.2 million in cash proceeds from an SBA PPP Loan Program on May 5, 2020

For the three months ended March 31, 2020, the Company reported net income attributable to Vertex Energy of $2.8 million, versus a net loss of ($5.0) million, for the first quarter 2019. Vertex reported Adjusted EBITDA of $1.6 million for the first quarter 2020, versus ($0.5) million in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted EBITDA, is included later in this release.

Vertex reported near-record profitability in the first quarter 2020, given strong demand for refined products, improved operating efficiency and a $4.2 million gain on derivative instruments. The Marrero refinery operated at elevated rates during the first quarter of 2020, given a more than 15% year-over-year increase in the production of middle distillates used in the marine bunker fuel market.

In response to the novel coronavirus (COVID-19), shelter-in-place orders were issued across most U.S. states and municipalities beginning in March 2020, resulting in a material decline in economic activity and travel. As activity levels declined, the availability of used motor oil (UMO), the Company’s primary feedstock, was also reduced. Lower feedstock availability, together with a decline in realized margins on refined products indexed to crude oil values, led the Company to temporarily shutter the TCEP facility during the first quarter 2020 and accelerate planned maintenance at the Marrero refinery during May 2020. During the second quarter of 2020, the Company expects to operate its Marrero and Heartland refineries at reduced rates, given unfavorable refining economics. Vertex anticipates a recovery in refined products spreads as shelter-in-place orders are lifted and economic activity resumes over the coming weeks and months, provided that future shelter-in-place or similar orders could once again have a negative effect on demand, and consequently, product spreads.

Direct collections of UMO increased 12% in the first quarter 2020, when compared to the prior-year’s period. UMO collections represented approximately 41% of overall feedstock processed at the Company’s refineries in the first quarter of 2020, versus 37% in the first quarter 2019, with the remaining feedstock being sourced from third-party UMO suppliers. Given current market conditions, the Company has aggressively increased its charge-for-oil pricing program.

MANAGEMENT COMMENTARY

“Entering the first quarter of 2020, our business was on track for strong full-year performance, with the futures markets implying sustained growth in refined products margins following the IMO 2020 transition,” stated Benjamin P. Cowart, President and CEO of Vertex. “In the months leading up to the emergence of COVID-19, we entered into derivatives contracts that allowed us to lock-in the favorable margins that existed in the market at that time, effectively shielding much of our business from the volatility that followed. We monetized this hedge position during the first quarter, resulting in a near-record quarter of profitability for the Company.”

“During March 2020, the potential impact of COVID-19 became increasingly apparent, leading us to take swift action to protect the safety and welfare of our employees, while ensuring business continuity. During the fourth quarter 2019, we built inventory of lower-priced used motor oil feedstock that allowed us to operate our refineries at normal rates well into April 2020, while others in the re-refining industry shuttered their facilities due to insufficient supplies of UMO feedstock.”

“Looking ahead, our management team remains highly engaged, taking actions to mitigate risk, while positioning our business for profitable growth in a post COVID-19 environment. During April 2020, collection volumes were well below normalized levels, but have since improved in May 2020, back up to 70% of normal levels in some markets. In response to the current environment, we intend to conduct extended maintenance at the Marrero refinery during the second quarter 2020. Given our discussions with UMO suppliers, we think the market has bottomed. As shelter-in-place orders are lifted and regional economies reopen, vehicle miles traveled are expected to increase from current levels.”

“COVID-19 has created a temporary demand shock with the global base oil markets,” continued Cowart, “Importantly, Vertex has significant base oil production volumes under contract that provide surety of off-take, positioning us to weather current market volatility at the Heartland refinery. At our Marrero refinery, demand for marine fuel remains strong. Coming out of the ongoing turnaround, we plan to run the refinery at full rates, as we continue to supply our distribution partner, Bunker One USA, with the entirety of our middle distillates production.”

BALANCE SHEET

As of March 31, 2020, the Company had total cash and availability on its lending facility of $16.3 million and $3.9 million, respectively. Vertex had total term debt outstanding of $6.1 million as of March 31, 2020. Included in total cash amounts is the SPV amounts of Myrtle Grove and Heartland which are $2.5 million and $7.2 million, respectively, which are limited to use by each SPV respectively.

On April 24, 2020, Vertex secured an extension on its $10 million credit facility pursuant to which the lending partner agreed to extend the due date of such lending facility by one year, from February 1, 2021 to February 1, 2022.

On May 5, 2020, Vertex received funds under the Paycheck Protection Program (the “PPP”) which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The program is administered by the U.S. Small Business Administration through Texas Citizens Bank. The Company received total proceeds of $4.2 million from the PPP loan program. Under the terms of the PPP loan program, certain amounts of the PPP Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act.

SERIES B AND B1 PREFERRED STOCK

Given current market volatility and under the terms of the Company’s current credit facilities which prevent such redemption, the Company does not expect to redeem the outstanding $23 million of Series B and B1 Preferred Stock until June 30, 2021, at the earliest. The preferred stock terms contemplated the Company’s potential inability to redeem such preferred stock on the June 24, 2020 redemption date, and provide for an increase in the dividend rate payable on such Series B and B1 Preferred Stock from 6.0% to 10.0% per annum, from June 24, 2020, until such preferred stock can be redeemed pursuant to the terms of the Company’s outstanding credit facilities. The Company anticipates that dividends will continue to be paid through the payment of in-kind equity grants, as the Company seeks to conserve cash and liquidity to support its operations.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	844-369-8770

To listen to a replay of the teleconference, which will be available through May 21, 2020:

Domestic Replay:	877-481-4010

Conference ID:	33812

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$16,295,062	$4,099,655
Restricted cash	100,134	100,170
Accounts receivable, net	9,853,500	12,138,078
Federal income tax receivable	137,211	68,606
Inventory	4,435,020	6,547,479
Derivative commodity asset	805,796	—
Prepaid expenses and other current assets	2,130,463	4,452,920
Total current assets	33,757,186	27,406,908

Noncurrent assets
Fixed assets, at cost	69,911,728	69,469,548
Less accumulated depreciation	(25,833,624)	(24,708,151)
Fixed assets, net	44,078,104	44,761,397
Finance lease right-of-use assets	798,449	851,570
Operating lease right-of use assets	35,126,827	35,586,885
Intangible assets, net	10,837,076	11,243,800
Deferred income taxes	—	68,605
Other assets	928,005	840,754
TOTAL ASSETS	$125,525,647	$120,759,919

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$6,016,951	$7,620,098
Accrued expenses	1,746,542	5,016,132
Dividends payable	344,485	389,176
Finance lease liability-current	219,121	217,164
Operating lease liability-current	5,864,534	5,885,304
Current portion of long-term debt, net of unamortized finance costs	1,191,293	2,017,345
Derivative commodity liability	—	375,850
Revolving note	—	3,276,230
Total current liabilities	15,382,926	24,797,299
Long-term liabilities
Long-term debt, net of unamortized finance costs	5,208,000	12,433,000
Finance lease liability-long-term	555,375	610,450
Operating lease liability-long-term	29,262,293	29,701,581
Derivative warrant liability	270,469	1,969,216
Total liabilities	50,679,063	69,511,546

	March 31, 2020	December 31, 2019
COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,883,449 and 3,826,055 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively with a liquidation preference of $12,038,692 and $11,860,771 at March 31, 2020 and December 31, 2019, respectively.	11,598,216	11,006,406

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 7,004,236 and 9,028,085 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively with a liquidation preference of $10,926,608 and $14,083,813 at March 31, 2020 and December 31, 2019, respectively.	10,103,956	12,743,047

Redeemable non-controlling interest	26,825,469	4,396,894
Total Temporary Equity	48,527,641	28,146,347
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 419,859 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively with a liquidation preference of $625,590 and $625,590 at March 31, 2020 and December 31, 2019, respectively.	420	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 45,554,841 and 43,395,563 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	45,555	43,396
Additional paid-in capital	94,076,832	81,527,351
Accumulated deficit	(68,700,505)	(59,246,514)
Total Vertex Energy, Inc. stockholders' equity	25,422,302	22,324,653
Non-controlling interest	896,641	777,373
Total Equity	26,318,943	23,102,026
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$125,525,647	$120,759,919

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Revenues	$36,203,429	$39,320,712
Cost of revenues (exclusive of depreciation and amortization shown separately below)	26,836,854	34,844,349
Gross profit	9,366,575	4,476,363

Operating expenses:

Selling, general and administrative expenses	6,700,518	5,347,741
Depreciation and amortization	1,634,547	1,737,013
Total operating expenses	8,335,065	7,084,754
Income (loss) from operations	1,031,510	(2,608,391)
Other income (expense):
Other income	80	—
Gain on sale of assets	—	2,293
Gain (loss) on change in value of derivative warrant liability	1,698,747	(1,705,094)
Interest expense	(340,086)	(757,803)
Total other income (expense)	1,358,741	(2,460,604)
Income (loss) before income tax	2,390,251	(5,068,995)
Income tax benefit (expense)	—	—
Net income (loss)	2,390,251	(5,068,995)
Net loss attributable to non-controlling interest and redeemable non-controlling interest	(398,609)	(105,431)
Net income (loss) attributable to Vertex Energy, Inc.	2,788,860	(4,963,564)

Accretion of redeemable noncontrolling interest to redemption value	(10,966,349)	—
Accretion of discount on Series B and B1 Preferred Stock	(932,003)	(560,675)
Dividends on Series B and B1 Preferred Stock	(344,499)	(406,795)
Net loss available to common shareholders	$(9,453,991)	$(5,931,034)
Loss per common share
Basic	$(0.21)	$(0.15)
Diluted	$(0.21)	$(0.15)
Shares used in computing earnings per share
Basic	45,372,358	40,195,925
Diluted	45,372,358	40,195,925

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

Three Months Ended March 31, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$.001 Par	Shares	$0.001 Par	Shares	$.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of carrying mount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Share based compensation expense, total	—	—	—	—	—	—	163,269	—	—	163,269
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income	—	—	—	—	—	—	—	2,788,860	119,268	2,908,128
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	$—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943

Three Months Ended March 31, 2019
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$.001 Par	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense, total	—	—	—	—	—	—	143,063	—	—	143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	—	—	149,914	—	—	150,010
Dividends on Series B and B1	—	—	—	—	—	—	—	(406,795)	—	(406,795)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(560,675)	—	(560,675)
Net loss	—	—	—	—	—	—	—	(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	—	$—	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities
Net income (loss)	$2,390,251	$(5,068,995)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation expense	163,269	143,063
Depreciation and amortization	1,634,547	1,737,013
Gain on sale of assets	—	(2,293)
Bad debt and reduction in allowance for bad debt	23,925	(303,796)
(Decrease) increase in fair value of derivative warrant liability	(1,698,747)	1,705,094
(Gain) Loss on commodity derivative contracts	(4,427,782)	759,767
Net cash settlements on commodity derivatives	4,507,370	(657,577)
Amortization of debt discount and deferred costs	47,826	143,477
Changes in operating assets and liabilities
Accounts receivable	2,260,654	(4,375,379)
Inventory	2,112,459	1,820,641
Prepaid expenses	1,061,222	1,173,298
Accounts payable	(1,603,145)	1,359,493
Accrued expenses	(3,269,590)	(408,686)
Other assets	(87,251)	(2,000)
Net cash provided by (used in) operating activities	3,115,008	(1,976,880)
Cash flows from investing activities
Internally developed software	(49,229)	—
Purchase of fixed assets	(442,180)	(774,897)
Proceeds from sale of fixed assets	—	10,000
Net cash used in investing activities	(491,409)	(764,897)
Cash flows from financing activities
Payments on finance leases	(53,119)	(23,382)
Contributions received from redeemable noncontrolling interest	21,000,000	—
Line of credit (payments) proceeds, net	(3,276,230)	2,525,874
Proceeds from note payable	—	187,501
Payments on note payable	(8,098,879)	(1,021,239)
Net cash provided by financing activities	9,571,772	1,668,754
Net change in cash, cash equivalents and restricted cash	12,195,371	(1,073,023)
Cash, cash equivalents, and restricted cash at beginning of the period	4,199,825	2,849,831
Cash, cash equivalents, and restricted cash at end of period	$16,395,196	$1,776,808

	Three Months Ended
	March 31, 2020	March 31, 2019
SUPPLEMENTAL INFORMATION
Cash paid for interest	$352,806	$602,732
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B1 Preferred Stock into common stock	$3,368,474	$150,010
Accretion of discount on Series B and B1 Preferred Stock	$932,003	$560,675
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$344,499	$406,795
Initial adjustment of carrying amount redeemable noncontrolling interest	$9,091,068	$—
Accretion of redeemable noncontrolling interest to redemption value	$10,966,349	$—

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Trailing Twelve Months
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019

Net income (loss)	$2,390,251	$(5,068,995)	$1,973,693	$(4,844,491)
Add (deduct):
Interest Income	(80)	—	(2,777)	(659)
Interest Expense	340,086	757,803	2,652,354	3,237,143
Depreciation and amortization	1,634,547	1,737,013	7,077,623	7,033,924
EBITDA	4,364,804	(2,574,179)	11,700,893	5,425,917

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	(1,698,747)	1,705,094	(2,916,317)	509,627
Unrealized (gain) loss on derivative instruments	(1,181,647)	246,138	(355,993)	(916,682)
Stock-based compensation	163,269	143,063	663,047	656,928
Adjusted EBITDA *	$1,647,679	$(479,884)	$9,091,630	$5,675,790
Add (deduct):
Capital expenditures	(491,409)	(774,897)	(3,574,972)	(3,053,479)
Free cash flow	1,156,270	(1,254,781)	5,516,658	2,622,311

*EBITDA, Adjusted EBITDA, and free cash flows are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
●	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

Free cash flow represents adjusted EBITDA minus capital expenditures.